UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts (Address of principal executive offices)	01653 (Zip Code)
(508) 855-1000 Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value	THG	New York Stock Exchange
7 5/8% Senior Debentures due 2025	THG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported in the Registrant’s Current Report on Form 8-K as filed with the Commission on December 7, 2023, Warren E. Barnes, the Registrant’s Senior Vice President, Corporate Controller and Principal Accounting Officer (“PAO”) is retiring effective as of April 1, 2025. In connection with his impending retirement, on February 25, 2025, Mr. Barnes resigned as Senior Vice President, Corporate Controller and PAO, and the Board of Directors of the Registrant appointed Jeffrey M. Farber, 60, the Registrant’s Executive Vice President and Chief Financial Officer, to assume the role of PAO.

Mr. Farber has served as Executive Vice President and Chief Financial Officer since joining the Registrant in 2016. Prior to joining the Registrant, Mr. Farber served as Senior Vice President and Deputy Chief Financial Officer and then was appointed Chief Risk Officer, Commercial and Consumer Business at American International Group (“AIG”). Prior to AIG, Mr. Farber served as Chief Financial Officer of GAMCO Investors, Inc., a publicly traded asset manager, and previously held senior accounting and finance roles at The Bear Stearns Companies, Inc. He began his career at Deloitte & Touche LLP, rising to partner in the firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc. (Registrant)

Date: February 25, 2025	By:	/s/ Dennis F. Kerrigan
Dennis F. Kerrigan
Executive Vice President, Chief Legal Officer and Assistant Secretary